Exhibit 32
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of TransUnion for the period ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James M. Peck, as Chief Executive Officer of the Company, and Samuel A. Hamood, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TransUnion.

July 25, 2017

/s/ James M. Peck
Name: James M. Peck
Title: Chief Executive Officer

/s/ Samuel A. Hamood
Name: Samuel A. Hamood
Title: Chief Financial Officer

This certification accompanies this Form 10-Q and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.